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                                  EXHIBIT 23.3



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We consent to the incorporation by reference in the Registration Statement on
Form S-8 of Pilot Therapeutics Holdings, Inc. of our report dated March 26, 2001 with respect to the consolidated financial statements of Interallied Group, Inc. and subsidiaries included in the Annual Report (Form 10-KSB/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/ Richard A. Eisner & Company, LLP


New York, New York
January 8, 2002